Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

August 30, 2022

East Resources Acquisition Company
7777 NW Beacon Square Boulevard

Boca Raton, Florida 33487

Abacus Settlements, LLC

2101 Park Center Drive, Suite 2200

Orlando, Florida 32835

and

Longevity Market Assets, LLC

2101 Park Center Drive, Suite 2200

Orlando, Florida 32835

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among East Resources Acquisition Company, a Delaware corporation (“Parent”), LMA Merger Sub, LLC, a Delaware limited liability company (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company (“Abacus Merger Sub” and, together with LMA Merger Sub and Parent, the “Parent Parties”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus” and, together with LMA, the “Companies”). This sponsor support agreement (this “Sponsor Support Agreement”) is being entered into and delivered by the Companies, Parent and East Sponsor, LLC, a Delaware limited liability company (“ERES Sponsor”), in connection with the transactions contemplated by the Merger Agreement. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor, Parent and the Companies hereby agree that:

1.Waiver of Anti-dilution Protection. ERES Sponsor hereby, automatically and without any further action by ERES Sponsor or Parent, irrevocably (a) waives any adjustment to the conversion ratio set forth in Parent’s Organizational Documents and any rights to other anti-dilution protections pursuant to Parent’s Organizational Documents or otherwise, and (b) agrees not to assert or perfect any rights to adjustment or other anti-dilution protections, in each case, with respect to the rate that all of the shares of Parent’s Class B Common Stock, par value $0.0001 per share (“Parent Class B Common Stock”), held by ERES Sponsor convert into shares of Parent’s Class A Common Stock, par value $0.0001 per share (“Parent Class A Common Stock” and, together with the Parent Class B Common Stock, the “Parent Common Stock”), in connection with the consummation of the transactions contemplated by the Merger Agreement.

2.New Shares. If, between the date of this Sponsor Support Agreement and the Closing, (a) any shares of Parent Common Stock, Parent Private Warrants, Parent Public Warrants or other equity interests of Parent are issued to ERES Sponsor or the outstanding shares of Parent Common Stock or, if applicable, Parent Private Warrants or Parent Public Warrants owned by ERES Sponsor shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange, or any similar event, (b) ERES Sponsor purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock, Parent Private Warrants, Parent Public Warrants or other equity interests of Parent or (c) ERES Sponsor acquires the right to vote or share in the voting of any shares of Parent Common Stock, Parent Private Warrants, Parent Public Warrants or other equity interests of Parent (such Parent Common Stock, Parent Public Warrants, Parent Private Warrants or other equity interests of Parent issued or acquired by ERES Sponsor pursuant to the foregoing clauses (a), (b) or (c), collectively “New Securities”), then such New Securities issued to or acquired or purchased by ERES Sponsor shall be subject to the terms of this Sponsor Support Agreement to the same extent as if they constituted Sponsor Securities (as defined below) as of the date hereof, and the number of shares of Parent Common Stock to be terminated, forfeited, surrendered, subject to vesting and cancelled pursuant to this Sponsor Support Agreement will be equitably adjusted to reflect such change; provided, however, that nothing in this Section 2 shall be construed to permit Parent to take any action with respect to its securities that is prohibited by the terms and conditions of the Merger Agreement.

3.No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the liquidation of Parent, ERES Sponsor shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant a security interest in or lien on, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Parent Common Stock, Parent Private Warrants, Parent Public Warrants or other equity interests of Parent owned by ERES Sponsor, (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Parent Common Stock, Parent Private Warrants, Parent Public Warrants or other equity interests of Parent owned by ERES Sponsor or (iii) take any action in furtherance of or announce any intention to, in each case, effect any transaction specified in clause (i) or (ii). ERES Sponsor agrees not to, directly or indirectly, deposit any of the Sponsor Securities in a voting trust, enter into a voting trust or subject any of the Sponsor Securities to any arrangement with respect to the voting of such Sponsor Securities other than this Sponsor Support Agreement. Any Transfer or attempted Transfer of Sponsor Securities in violation of this Section 3 shall be, to the fullest extent permitted by applicable Law, null and void ab initio.  For purposes of this Sponsor Support Agreement, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant a security interest in or lien on, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any limited liability company interest or security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any limited liability company interest or security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

4.No Solicitation. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the liquidation of Parent, ERES Sponsor shall not, and ERES Sponsor shall not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, (i) knowingly encourage, initiate, solicit or facilitate, offer or make any offers or proposals related to a Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to any Business Combination with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to a Business Combination, or (iii) enter into any agreement (whether or not binding) relating to a Business Combination, in each case, other than to or with the Companies and their respective Representatives. From and after the date hereof, ERES Sponsor shall, and shall instruct its officers and directors to, and ERES Sponsor shall instruct and cause its Representatives, its Subsidiaries and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal (other than the Company, its Subsidiaries and their respective Representatives). ERES Sponsor shall promptly notify the Company of any submissions, proposals or offers made with respect to a Business Combination as soon as practicable following ERES Sponsor’s awareness thereof.

5.Sponsor PIK Note. ERES Sponsor agrees that, in the event that immediately prior to the Closing, the Aggregate Transaction Proceeds are less than $1,000,000 (the “Minimum Cash Amount”), it shall make an unsecured loan to Parent (in substantially the form attached hereto as Exhibit A, the “Sponsor PIK Note”) in an amount (the “Sponsor PIK Note Amount”) equal to the lesser of (a) the difference between the Minimum Cash Amount and the Aggregate Transaction Proceeds and (b) the sum of the Parent Transaction Expenses, the Company Transaction Expenses and the Working Capital Loan Amount; provided, however, that the Sponsor PIK Note Amount shall not exceed an amount equal to the sum of (x) the Parent Transaction Expenses, (y) the Company Transaction Expenses and (z) the Working Capital Loan Amount, unless otherwise agreed by ERES Sponsor in its sole discretion.

6.Representations and Warranties. ERES Sponsor hereby represents and warrants to the Companies as follows:

(a)ERES Sponsor owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) (i) 8,615,000 shares of Parent Class B Common Stock and (ii) 8,900,000 Private Placement Warrants (the “Sponsor Securities”). ERES Sponsor has, and will have at all times during the term of this Sponsor Support Agreement, the sole voting power with respect to the Sponsor Securities. The Sponsor Securities are the only equity securities in Parent owned of record or beneficially by Sponsor on the date of this Sponsor Support Agreement, and none of the Sponsor Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Securities, except as provided hereunder and pursuant to that certain Letter Agreement, dated as of July 23, 2020, by and among Parent, ERES Sponsor and Parent’s directors and officers. ERES Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity interests of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(b)ERES Sponsor has been duly formed and is validly existing as a limited liability company and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. ERES Sponsor has all requisite power and authority to execute and deliver this Sponsor Support Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Sponsor Support Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by ERES Sponsor. This Sponsor Support Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Sponsor Support Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Support Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of ERES Sponsor enforceable against it by the Companies in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(c)There are no Actions pending against ERES Sponsor or any of its directors, managers or officers, or to the knowledge of ERES Sponsor threatened against ERES Sponsor or any of its directors, managers or officers, by or before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, that would reasonably be expected to challenge or seek to enjoin, alter or materially delay the performance by ERES Sponsor of its obligations under this Sponsor Support Agreement.

(a)The execution and delivery of this Sponsor Support Agreement by ERES Sponsor does not, and the performance by ERES Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of ERES Sponsor’s Organization Documents or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon ERES Sponsor or the Sponsor Securities), in each case, to the extent such consent, approval or other action would reasonably be expected to prevent, enjoin or materially delay the performance by ERES Sponsor of its obligations under this Sponsor Support Agreement.

(b)Except as expressly described on Section 4.12 of the Parent Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by ERES Sponsor, for which Parent or any of its Affiliates may become liable.

(c)ERES Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Support Agreement and has had the opportunity to consult with its tax and legal advisors.

(d)ERES Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of ERES Sponsor’s obligations hereunder.

(e)ERES Sponsor understands and acknowledges that, as a material inducement to Parent and each of the Companies entering into the Merger Agreement, Parent and each of the Companies is entering into the Merger Agreement in reliance upon ERES Sponsor’s execution and delivery of this Sponsor Support Agreement.

7.Sponsor Agreements. Unless the Merger Agreement is terminated in accordance with its terms, ERES Sponsor hereby unconditionally and irrevocably agrees to:

(a)at the Parent Common Stockholders Meeting (including any adjournment thereof or any other stockholder or warrantholder meeting of Parent at which any of the Transaction Proposals are to be voted on), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities entitled to vote thereon in favor of the Transaction Proposals;

(b)at the Parent Common Stockholders Meeting (including any adjournment thereof or any other stockholder or warrantholder meeting of Parent at which any of the Transaction Proposals are to be voted on), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities entitled to vote thereon unconditionally against (i) any Business Combination other than with the Company, its stockholders and their respective affiliates and representatives; (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of Parent; (iii) any change in the business, management or board of directors of Parent (the “Board”); and (iv) any other action, proposal or agreement that would be reasonably expected to (1) impede, frustrate, nullify, interfere with, delay, postpone or adversely affect the Transaction Proposals or any of the other transactions contemplated by the Merger Agreement, in each case, other than the proposal to adjourn the Parent Common Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the other Transaction Proposals, (2) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent or ERES Sponsor under the Merger Agreement, (3) result in a breach of any covenant, representation or warranty or other obligation or agreement of ERES Sponsor contained in this Sponsor Support Agreement, (4) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled or (5) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent;

(c)at any applicable annual or special meeting of Parent or action taken by written consent in lieu thereof prior to the Closing, vote or consent to, or cause to be voted or consented to, at such meeting (or written consent in lieu thereof), all Sponsor Securities entitled to vote thereon for such actions as are necessary to cause the election of members of the board of directors (or similar governing body) of the Company consistent with Section 1.4 of the Merger Agreement; and

(d)not redeem any shares of Parent Common Stock owned by it in connection with the Parent Common Stockholders Meeting.

8.Lock-Up; Transfer Restrictions.

(a)ERES Sponsor agrees that it shall not Transfer (i) any Phase I Lock-up Shares until the date that is 180 days after the Closing Date and (ii) any Phase II Lock-up Shares until the date that is 24 months after the Closing Date.  For purposes of this Sponsor Support Agreement, (x) “Phase I Lock-up Shares” means 15% of the Parent Common Stock received by ERES Sponsor in connection with the Closing and (y) “Phase II Lock-up Shares” means 85% of the shares of Parent Common Stock received by ERES Sponsor in connection with the Closing.

(b)ERES Sponsor agrees that it shall not effectuate any Transfer of Private Placement Warrants or Parent Common Stock underlying such Private Placement Warrants until thirty (30) days after the Closing Date.

(c)Notwithstanding the provisions set forth in paragraphs 8(a) and (b), Transfers of Phase I Lock-up Shares or Phase II Lock-up Shares are permitted (i) to Parent’s officers or directors, any affiliate or family member of any of Parent’s officers or directors, any members or partners of ERES Sponsor or their affiliates, any affiliates of ERES Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of Delaware or ERES Sponsor’s organizational documents upon liquidation or dissolution of ERES Sponsor; or (vi) in the event of Parent’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of Parent’s stockholders having the right to exchange their Parent Common Stock for cash, securities or other property subsequent to the Closing; provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement with Parent agreeing to be bound by the transfer restrictions imposed on ERES Sponsor under this Sponsor Support Agreement.

9.Further Assurances. ERES Sponsor hereby irrevocably and unconditionally agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against the Companies, Parent or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Sponsor Support Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

10.No Inconsistent Agreement. ERES Sponsor hereby represents and covenants that ERES Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of ERES Sponsor’s obligations hereunder.

11.Termination. This Sponsor Support Agreement shall terminate, and have no further force and effect, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms or (b) the date that is 24 months from the Closing Date. No such termination shall relieve ERES Sponsor, Parent or the Company from any liability resulting from a breach of this Sponsor Support Agreement occurring prior to such termination.

12.Miscellaneous. Sections 9.2 through 9.14, Section 9.16 and Section 9.17 of the Merger Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis.

[Signature Pages Follow.]

Please indicate your agreement to the terms of this Sponsor Support Agreement by signing where indicated below.

EAST SPONSOR, LLC

By:	East Asset Management, LLC,
the Managing Member of East Sponsor, LLC

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Signature Page to Sponsor Support Agreement

Accepted and Agreed:

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Signature Page to Sponsor Support Agreement

Accepted and Agreed:

LONGEVITY MARKET ASSETS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	Chief Executive Officer

ABACUS SETTLEMENTS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	Chief Executive Officer

Signature Page to Sponsor Support Agreement

EXHIBIT A

Form of Sponsor PIK Note

THIS UNSECURED SENIOR PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED SENIOR PROMISSORY NOTE

Original Principal Amount: $[______]	Dated as of [______]
Boca Raton, Florida

Abacus Life, Inc. (f/k/a East Resources Acquisition Company), a Delaware corporation (“Maker”), promises to pay to the order of East Sponsor, LLC, a Delaware limited liability company, or its registered, permitted assigns or successors in interest (“Payee”), the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment in kind of any interest under this Note as provided in Section 2 and any other additional amounts due from Maker to Payee hereunder and added to such amount pursuant to the terms hereof or (ii) reduced pursuant to any repayment effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), and any other amounts owed by Maker to Payee hereunder on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.Principal.  If this Note has not yet been redeemed or otherwise repaid, the entire Outstanding Principal Balance of this Note shall be due and payable by Maker on [●] (the “Maturity Date”).1  The Outstanding Principal Balance may be prepaid by Maker in full or in part, at any time, without premium or penalty, at the election of Maker.  Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2.Payment of Interest.

(a)During the term of this Note, interest shall accrue daily on the Outstanding Principal Balance at a rate equal to 12.0% per annum compounding semi-annually.  The accrual of interest on  Outstanding Principal Balance as of any date will be calculated based on the

[1]	To be the date that is five years following the closing of the business combination.

Exhibit A

Outstanding Principal Balance as of the close of business on the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date, on the date hereof).

(b)Accrued and unpaid interest due under this Note shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on [●]2 (each, an “Interest Payment Due Date”), and shall be paid, at the sole option of Maker, (i) by check or wire transfer of immediately available funds in an amount equal to such accrued and unpaid interest, or (ii) by adding all such accrued and unpaid interest to the Outstanding Principal Balance under this Note on such Interest Payment Due Date (such payment, a “PIK Interest Payment”), which addition of accrued and unpaid interest will be effective as of 9:00 a.m., Eastern Time, on such Interest Payment Due Date.  Interest shall accrue and shall be computed daily on the basis of a 365-day year.

(c)On each Interest Payment Due Date for which a PIK Interest Payment is elected by Maker, Maker shall make a record on its books and in the register of the increase in the Outstanding Principal Balance of this Note due to the completion of a PIK Interest Payment, which addition of such accrued and unpaid interest will be effective as of 9:00 a.m., Eastern Time, on such Interest Payment Due Date, each Note shall represent the increased Outstanding Principal Balance and no separate Note will be issued with respect to such accrued and unpaid interest.

3.Security.  This Note is a general unsecured obligation of Maker.

4.Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the Outstanding Principal Balance.

5.Change of Control Event.

(a)Change of Control Event Notice.  Maker shall deliver to Payee a written notice of a Change of Control Event (the “Change of Control Notice”) as promptly as practicable, and, in any event, no later than the earlier of (i) three (3) business days following the execution of a definitive agreement relating to a Change of Control Event or (ii) twenty (20) business days prior to the anticipated Change of Control Effective Time.  The date of the anticipated Change of Control Effective Time will be determined in good faith Maker.

(b)Change of Control Election.  Following the receipt of a Change of Control Notice, Payee may, at its option, make a COC Redemption Election with respect to this Note no later than the close of business on the day that is fifteen (15) business days prior to the anticipated Change of Control Effective Time (the “COC Deadline”).

(c)Redemption upon Change of Control Event.  Subject to, and immediately upon, the Change of Control Effective Time, if Payee has delivered a COC Redemption Election by the COC Deadline, Maker shall redeem this Note (in full but not in part) for an amount in cash

[2]	To be the last day of the first full quarter following the closing of the business combination.

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equal to the Outstanding Principal Balance, plus any accrued and unpaid interest thereon, as of the Change of Control Effective Time.

(d)Definitions.  For purposes of this Note, the following terms shall have the respective meanings set forth below:

(1)“Change of Control Effective Time” means the point in time at which a Change of Control Event closes or is otherwise consummated.

(2)“Change of Control Event” means (i) the closing of the sale, lease, transfer or other disposition by Maker or any material subsidiary of all or substantially all of the assets of Maker and its subsidiaries, taken as a whole, in one transaction or a series of related transactions, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries if substantially all of the assets of Maker and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer or other disposition is to a wholly-owned subsidiary, (ii) the consummation of the merger or consolidation of Maker or a subsidiary, and Maker issues shares of its capital stock pursuant to such merger or consolidation, with or into another entity (except a merger or consolidation in which the holders of capital stock of Maker immediately prior to such merger or consolidation continue to own beneficially at least a majority of the voting power of the capital stock of Maker and/or the surviving or acquiring entity, whether on a combined basis or individually), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of Maker’s securities), of Maker’s securities if, after such closing, such person or group of affiliated persons would hold more than forty nine percent (49%) of the outstanding voting stock of Maker (or the surviving or acquiring entity), or (iv) a liquidation, dissolution or winding up of Maker.

(3)“COC Redemption Election” means an election by Payee to have Maker redeem this Note pursuant to Section 5(c).

6.Ranking and Priority. This Note will be indebtedness of Maker, ranking (i) equally in right of payment with any other present and future senior unsecured indebtedness of Maker and (ii) ranking senior in right of payment to any present and future subordinated indebtedness of Maker and to any present or future equity securities or other interests of Maker.

7.Events of Default.  The following shall constitute an event of default (“Event of Default”):

(a)Failure to Make Required Payments.  Failure by Maker to pay the Outstanding Principal Balance due pursuant to this Note within five (5) business days of the Maturity Date.

(b)Voluntary Bankruptcy, Etc.  The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator,

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assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in substantial furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)Default under other Indebtedness.The failure by Maker to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any indebtedness for borrowed money in an aggregate principal amount in excess of $[1,000,000], whether such indebtedness now exists or is created after the date hereof, (i) that, after giving effect to any applicable grace period, causes, or permits the holder or holders of such indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, the entire amount of such indebtedness to become due prior to its stated maturity (or in the case of any such indebtedness constituting a guarantee by Maker in respect of indebtedness to become payable in full) or become subject to a mandatory offer purchase by the obligor or (ii) constitutes a failure to pay the principal or interest (regardless of amount) of any such indebtedness when due and payable.

8.Remedies.

(a)Upon the occurrence of an Event of Default specified in Section 7(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the Outstanding Principal Balance of this Note, and all other amounts payable by Maker to Payee hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)Upon the occurrence of an Event of Default specified in Section 7(b), Section 7(c) or Section 7(d) the Outstanding Principal Balance of this Note, and all other amounts payable by Maker to Payee hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

9.Enforcement Costs. In case any Outstanding Principal Balance of this Note is not paid when due, Maker shall be liable for all reasonable costs of enforcement and collection of this Note incurred by Payee and any permitted transferee, including but not limited to reasonable attorneys’ fees and expenses.

10.Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee

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under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

11.Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.  Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

12.Notices.  All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.  As of the date of this Note, the following addresses are designated for notices: Maker, 2101 Park Center Drive, Suite 220, Orlando, Florida 32835, Attn: Jay Jackson, email: jay@abacuslife.com; Payee, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487, Attn: Gary L. Hagerman, Jr., email: ghagerman@emslp.com.

13.Construction; Governing Law; Venue; Waiver Of Jury Trial; Etc. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING

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ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT PAYEE OR ANY PERMITTED TRANSFEREE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. MAKER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO MAKER AT ITS ADDRESS SET FORTH IN SECTION 11 OR TO ANY OTHER ADDRESS AS MAY APPEAR IN PAYEE’S OR SUCH PERMITTED TRANSFEREE’S RECORDS AS THE ADDRESS OF MAKER. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, PAYEE AND MAKER WAIVE TRIAL BY JURY, AND EACH OF MAKER AND PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

14.Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

16.Assignment.  This Note binds and is for the benefit of the successors and permitted assigns of Maker and Payee. No assignment or transfer of this Note or any rights, remedies or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, that upon the occurrence and during the continuation of an Event of Default, Payee shall have the right to assign this Note in its discretion without the consent of Maker.  Notwithstanding anything to the contrary, Payee may transfer this Note in whole or in part to one or more of its affiliates or members; provided that Payee shall provide prompt notice of such transfer to Maker.

[Signature page follows]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Abacus Life, Inc.

By:
Name:
Title:

ACCEPTED AND AGREED:

East Sponsor, LLC

By:
Name:
Title: